BANC ONE CORPORATION and Subsidiaries                                EXHIBIT 12
Statement Regarding Computation of Ratio of Earnings to Fixed Charges
$(thousands)

                                               Three Months Ended                             Years Ended
                                                    March 31,                                 December 31,
                                             --------------------------------------------------------------------------------------
                                                 1995       1994   |    1994         1993         1992         1991         1990
                                             --------------------------------------------------------------------------------------
Calculation excluding interest on deposits:
  Earnings
    Income before income taxes and change
      in accounting principle and equity in
      earnings of Bank One, Texas, NA (1)    $  471,228   $508,509   $1,518,852   $1,770,712   $1,341,249   $  928,947   $  727,310
    Fixed charges                               177,384    109,591      633,569      348,327      321,402      419,274      467,263
    Less:  Capitalized interest                    (341)      (249)      (1,000)        (652)      (1,199)      (1,732)      (2,181)
                                             ----------   --------   ----------   ----------   ----------   ----------   ----------
    Earnings                                 $  648,271   $617,851   $2,151,421   $2,118,387   $1,661,452   $1,346,489   $1,192,392
                                             ==========   ========   ==========   ==========   ==========   ==========   ==========

  Fixed Charges:
    Interest expense, including interest
      factor of capitalized leases and
      amortization of deferred debt
      expenses                                 $164,164   $ 96,405   $  575,734   $  298,857   $  278,615   $  379,708   $  433,953
    Portion of rental payments under
      operating leases deemed to be
      interest                                   13,220     13,186       57,835       49,470       42,787       39,566       33,310
                                             ----------   --------   ----------   ----------   ----------   ----------   ----------
    Fixed charges                            $  177,384   $109,591   $  633,569   $  348,327   $  321,402   $  419,274   $  467,263
                                             ==========   ========   ==========   ==========   ==========   ==========   ==========

  Ratio of earnings to fixed charges
    excluding interest on deposits:                3.65%      5.64%        3.40%        6.08%        5.17%        3.21%        2.55%
Calculation including interest on deposits:
  Earnings:
    Income before income taxes and change
      in accounting principle and equity in
      earnings of Bank One, Texas, NA (1)    $  471,228   $508,509   $1,518,852   $1,770,712   $1,341,249   $  928,947   $  727,310
    Fixed charges                               727,314    465,825    2,307,832    1,826,018    2,318,274    2,955,918    3,115,412
    Less:  Capitalized interest                    (341)      (249)      (1,000)        (652)      (1,199)      (1,732)      (2,181)
                                             ----------   --------   ----------   ----------   ----------   ----------   ----------
    Earnings                                 $1,198,201   $974,085   $3,825,684   $3,596,078   $3,658,324   $3,883,133   $3,840,541
                                             ==========   ========   ==========   ==========   ==========   ==========   ==========
  Fixed charges:
    As detailed above                        $  177,384   $109,591   $  633,569   $  348,327   $  321,402   $  419,274      467,263
    Interest on deposits                        549,930    356,234    1,674,263    1,477,691    1,996,872    2,536,644    2,648,149
                                             ----------   --------   ----------   ----------   ----------   ----------   ----------
    Fixed charges                            $  727,314   $465,825   $2,307,832   $1,826,018   $2,318,274   $2,955,918   $3,115,412
                                             ==========   ========   ==========   ==========   ==========   ==========   ==========

  Ratio of earnings to fixed charges
   including interest on deposits                  1.65%      2.09%        1.66%        1.97%        1.58%        1.31%        1.23%


(1)Results of Bank One, Texas, NA are consolidated beginning October 1, 1991.